UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 13, 2007, Viragen, Inc. received written notice from the holder of approximately $1.1 million principal amount of Viragen’s convertible promissory note dated June 18, 2004 (the “Note”) providing that the delisting of Viragen’s securities from the American Stock Exchange will result in an event of default under the Note 15 days following the date of such notice. Upon the occurrence of an event of default, the Note provides that the holder may demand accelerated payment of an amount equal to 110% of the then outstanding principal amount of the Note. Interest on the Note at the default rate of 16% per annum will accrue from the date of an event of default until the Note is paid. Viragen cannot predict whether it will be able to pay amounts due under the Note if demand for acceleration is made by the Note holder.

If an event of default occurs under the Note, such default will also constitute an event of default under Viragen’s convertible debenture dated September 15, 2005 (the “Debenture”), the outstanding principal amount of which is currently $40,625. The Debenture is held by the same party as the Note. Upon the occurrence of an event of default under the Debenture, the Debenture provides that the holder may demand accelerated payment of an amount equal to 130% of the then outstanding principal amount of the Debenture. Interest on the Debenture at the default rate of 18% per annum will accrue from the date of an event of default until the Debenture is paid. Viragen cannot predict whether it will be able to pay the Debenture if demand for acceleration is made by the Debenture holder.

As a result of the delisting, the entire unpaid balances due under the Note and Debenture will be classified as current liabilities as of our June 30, 2007 fiscal year-end. Approximately $750,000 in related unamortized discounts and deferred financing costs, as well as amounts in excess of 100% of the then outstanding principal amounts of the Note and Debenture totaling approximately $122,000, will also be accrued as of June 30, 2007.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: July 18, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer